UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 7, 2014

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-186073 (1933 Act)	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2014, we, through GAHC3 Lee's Summit MO MOB, LLC, our wholly owned subsidiary, entered into a Real Estate Purchase Agreement and Escrow Instructions, or the Purchase Agreement, with Grand Street Company, LLC, or seller, and Chicago Title Insurance Company, as escrow agent, for the purchase of Lee's Summit MO MOB located in Lee's Summit, Missouri for a purchase price of $6,750,000, plus closing costs.

The material terms of the Purchase Agreement include: (i) a due diligence period that is the later of 30 days from the effective date of the Purchase Agreement or 30 days after the date on which all Property Information, as defined in the Purchase Agreement, has been delivered to us; (ii) an initial deposit of $200,000 due within three business days after the effective date of the Purchase Agreement, which shall be applied to the Purchase Agreement and is non-refundable upon our delivery of an approval notice except in limited circumstances, such as seller’s breach of the Purchase Agreement or failure to meet a condition precedent, and an additional $100,000 upon Closing Extension, as defined in the Purchase Agreement; (iii) a closing date within 30 days following the expiration of the due diligence period; provided however that we shall have the option in our sole and absolute discretion, and subject to the payment of the additional deposit, to extend the closing date by up to 30 days after any scheduled closing date, upon notice to seller; (iv) a right to terminate the Purchase Agreement in our sole discretion at any time prior to or on the expiration of the due diligence period by providing seller a notice of disapproval; and (v) a closing requirement that expires on March 31, 2015 providing that $200,000 of the purchase price price be placed in escrow to be used to satisfy any post-closing obligations of the seller. The Purchase Agreement also contains additional covenants, representations and warranties that are customary of real estate purchase and sale agreements.

Item 7.01 Regulation FD Disclosure.

On August 13, 2014, American Healthcare Investors LLC, one of our co-sponsors and the managing member of our advisor, issued a press release announcing our entry into the Purchase Agreement. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Real Estate Purchase Agreement and Escrow Instructions by and between Grand Street Company, LLC, GAH3 Lee's Summit MO MOB, LLC and Chicago Title Insurance Company, dated August 7, 2014
99.1	American Healthcare Investors LLC Press Release, dated August 13, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

August 13, 2014	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Real Estate Purchase Agreement and Escrow Instructions by and between Grand Street Company, LLC, GAH3 Lee's Summit MO MOB, LLC and Chicago Title Insurance Company, dated August 7, 2014
99.1	American Healthcare Investors LLC Press Release, dated August 13, 2014